EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement (333-00000) on Form S-4 of Renasant Corporation of our report dated March 5, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Renasant Corporation for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” and “Selected Historical Financial Data of Renasant” in the Prospectus, which is part of this Registration Statement.

Jackson, Mississippi

March 20, 2007